Exhibit 15.1
May 9, 2008
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated May 9, 2008 on our review of interim financial information of Colonial Realty Limited Partnership for the three month periods ended March 31, 2008 and 2007 and included in Colonial Realty Limited Partnership’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 is incorporated by reference in its Registration Statement on Form S-3 (File No. 333-126086).
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

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